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                                                                      EXHIBIT 23




                                            March 28, 2002

Cooper Industries, Inc.
600 Travis, Suite 5800
Houston, Texas 77002-1001

Ladies and Gentlemen:

We hereby consent to the inclusion in the Registration Statement on Form S-4 (File No. 333-62740) of Cooper Industries, Ltd. of the reference to an analysis, which our firm assisted with, concerning the contingent liability exposure of Cooper Industries, Inc. (the "Company") for certain asbestos-related claims, under "Item 3. Legal Proceedings" and "Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations - Critical Accounting Policies and Estimates" included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 (the "Form 10-K"), and in Note 3 to its consolidated financial statements for the year ended December 31, 2001, also contained in the Form 10-K, which form 10-K is incorporated by reference into the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                            Sincerely,

                                            /s/ Charles E. Bates, CEO

                                            BATES WHITE BALLENTINE